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                                                                   EXHIBIT 10.33

                                   AGREEMENT

                             KOSMOS CEMENT COMPANY
--------------------------------------------------------------------------------
                       KOSMOSDALE - BATTLETOWN, KENTUCKY

                                   AGREEMENT

                                    BETWEEN


                             KOSMOS CEMENT COMPANY
                          OPERATED BY SOUTHDOWN, INC.

                                      AND

                   INTERNATIONAL BROTHERHOOD OF BOILERMAKERS,
                 CEMENT, LIME, GYPSUM & ALLIED WORKERS DIVISION
                                  LODGE D-595

                                   1999-2004

                                                    [KOSMOS CEMENT COMPANY LOGO]


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                               TABLE OF CONTENTS
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
ARTICLE I     - RECOGNITION ......................................................1

ARTICLE II    - UNION AND COMPANY COOPERATION ....................................1

ARTICLE III   - THE BASE CREW ....................................................2

ARTICLE IV    - UNION SECURITY ...................................................2

ARTICLE V     - MANAGEMENT RIGHTS ................................................5

ARTICLE VI    - WAGES ............................................................5

ARTICLE VII   - VACATIONS ........................................................6

ARTICLE VIII  - JURY DUTY - WITNESS PAY ..........................................7

ARTICLE IX    - COPIES ...........................................................8

ARTICLE X     - GRIEVANCE PROCEDURE ..............................................8

ARTICLE XI    - NON-BARGAINING UNIT EMPLOYEES ....................................9

ARTICLE XII   - STRIKES AND LOCKOUTS ............................................10

ARTICLE XIII  - HOLIDAYS ........................................................10

ARTICLE XIV   - SENIORITY .......................................................11

ARTICLE XV    - LAYOFF/RECALL ...................................................12

ARTICLE XVI   - JOB BIDDING .....................................................13

ARTICLE XVII  - INCAPACITATED EMPLOYEE ..........................................14

ARTICLE XVIII - WORKWEEK AND OVERTIME ...........................................15

ARTICLE XIX   - BEREAVEMENT LEAVE ...............................................16

ARTICLE XX    - ANNUAL RESERVE TRAINING LEAVE ...................................16

ARTICLE XXI   - SAFETY AND HEALTH ...............................................17

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
ARTICLE XXII  - BULLETIN BOARD ...............................................17

ARTICLE XXIII - FURNISHING OF TOOLS ..........................................17

ARTICLE XXIV  - TRAINING COMMITTEE ...........................................17

ARTICLE XXV   - OVERTIME LUNCH ALLOWANCE .....................................18

ARTICLE XXVI  - BENEFIT PLANS ................................................18

ARTICLE XXVII - TERMS OF AGREEMENT ...........................................20

SCHEDULE A - PAY PROCEDURES ..................................................21
         A1 - GAINSHARING ....................................................21
         A2 - LEADPERSONS ....................................................21
         A3 - JOB GROUPINGS ..................................................21
         A4 - PROGRESSION SCHEDULES ..........................................23

LETTERS OF AGREEMENT .........................................................25

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     This Agreement, dated May 1, 1999 is made by and between the KOSMOS CEMENT
COMPANY, Louisville, Kentucky, and the INTERNATIONAL BROTHERHOOD OF BOILERMAKERS, CEMENT, LIME, GYPSUM, AND ALLIED WORKERS DIVISION LOCAL LODGE NO. D595, referred to respectively as the "Company" and the "Union."


ARTICLE I - RECOGNITION

1.1 The Company recognizes the Union as the sole bargaining agent for its employees as is defined in paragraph 1.2 who work at the Company's operations at Louisville and Battletown, Kentucky, for the purpose of collective bargaining with respect to rates of pay, hours, and other conditions of employment.

1.2 The term "employee" as used in this Agreement shall include all permanent production and maintenance employees including lead men, but excluding all clerical employees, guards and supervisors as defined in the Act and all other employees.

1.3 Union officers and members shall refrain from any union solicitation on company time.

1.4 All provisions of this Agreement shall be applied to all employees without regard to race, color, sex, religious creed, age, national origin, or veteran status. The Company and the Union will comply with all Federal and State laws concerning the rights of employees, including the Americans with Disability Act and the Family and Medical Leave Act.


ARTICLE II - UNION AND COMPANY COOPERATION

2.1 The Union agrees that it will cooperate with the Company in all matters of industrial relations including carrying out Equal Employment Opportunity obligations and will support the Company's efforts to assure a fair day's work on the part of its members and that it will actively strive to eliminate absenteeism and other practices which restrict production. It further agrees that its members will abide by the rules of the Company in its effort to prevent accidents, to eliminate waste in production, conserve materials and supplies, improve the quality of workmanship, and strengthen goodwill between the Company and its employees.

2.2 The Union agrees that it will use its best efforts to assist the Company in enhancing the competitiveness of the Company, and augmenting or increasing revenue generation. For example, the Union will support, through community involvement and pro-active measures, the efforts of the Company to obtain permits and/or other necessary certifications to remain competitive in the market place.




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2.3 The parties hereto intend by this Agreement to provide a stabilized and mutually beneficial relationship between them and to insure the production of quality products on schedule and at competitive costs during the life of this Agreement. The Company and the Union will also establish an active Employee Participation Program to facilitate ideas and develop and implement programs to improve the overall operations and enhance employee involvement.


ARTICLE III - THE BASE CREW

3.1 The parties agree that due to business conditions and the need for effective plant operations, it is necessary to utilize outside contract labor to perform work in the operation. Base Crew employees will perform most of the work to be done at the plant with the remainder to be performed by various numbers and types of outside contractors. The parties recognize that the Company is in the primary business of manufacturing cement and other products requiring similar process (utilizing hazardous waste as fuel). The parties further recognize that the business is limited in scope and that the Company should avoid, to the extent possible, getting into other businesses such as special projects, special maintenance other than routine preventive maintenance, laborer work, janitorial work, trucking and the like, where other business concerns may have more expertise, competence, economies of scale or other advantages. Therefore, the Union agrees that the Company has the right to subcontract these and other types of work. The base crew concept is intended to enhance the job security of our permanent employees.

3.2 In an effort to provide the employees of Kosmos Cement Company with positive labor relations and maximum job security, the parties agree that the Company will operate the facility as efficiently and economically as possible, and it is not the intention of the Company to permanently displace members of the bargaining unit through the use of contract employees.


ARTICLE IV - UNION SECURITY

4.1 All employees covered by this Agreement, who as of May 1, 1991, are members of the Union in good standing, and all employees who thereafter become members, shall, as a condition of continued employment, remain members of the Union in good standing for the duration of the Agreement. All new employees covered by the Agreement shall, as a condition of employment, become members of the Union on or immediately after successful completion of their probationary period. The Company will notify the Union of all permanent new hires' addresses, telephone numbers, and Social Security numbers.




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4.2 The Company agrees that during all reasonable times when the plant is operating a duly accredited representative of the Union shall be entitled access to the premises during the regular working hours for the purpose of assisting in the adjustment of pending grievances, provided that the designated representative of the Company is properly notified in advance and the Union representative establishes proper identification. If it is necessary to go into the work area of the plant (for example, to view a particular operation relative to a pending grievance), then the appropriate Company official shall accompany the Union representative so that both parties see the same thing so as to aid in resolving the grievance.

4.3 The Union Grievance Committee representing the employees in matters other than negotiations shall consist of not more than three (3) employees.

4.4 Any employee elected or appointed to a full time position with the International Brotherhood of Boilermakers, Cement, Lime, Gypsum and Allied Workers Division may be granted a leave of absence up to one (1) year provided thirty (30) days written notice is given to the Company prior to the beginning of such leave. During such leave, seniority shall accumulate. Insurance benefits shall be suspended upon the commencement of such leave and will be in effect the first day of returning to work with the Company. Upon returning to work such employee shall be reinstated to his or her former job within the bargaining unit by means of the then-existing bidding procedure. The Company agrees to consent to the absence of no more than one (1) employee at any time under this paragraph.

4.5 Up to two (2) employees may be excused from work for up to two (2) weeks in a calendar year for the purpose of attending an International Union meeting or convention. The leave shall be granted provided the Company receives fifteen
(15) days advance written notice.

4.6 Check-off: During the term of this Agreement, the Company will continue to check off monthly dues, and initiation fees, each as designated by the Treasurer of the Local Union, as membership dues in the Union on the basis of and for the term of individually signed check-off authorization cards, a copy of which is reproduced below, or hereafter submitted to the Company. The Company shall promptly remit any and all amounts so deducted to the Treasurer of the Local Union with a list of the employees from whom the deduction was checked off. On or before the last Friday of each calendar month the Union shall submit to the Company a summary list of cards transmitted in each month. Dues for a given month shall be deducted weekly; deductions on the basis of authorization cards submitted to the Company shall commence with respect to dues for the month in which the Company receives such authorization cards. Unless the Company is otherwise notified, the only Union membership dues to be deducted for payment to the Union from the pay of the employee who has furnished an authorization shall be the monthly Union dues. The Company will deduct initiation fees when notified as designated by the Treasurer of the Local Union. The Union shall indemnify the Company and hold it harmless against any and all suits, claims, demands and liabilities that shall arise out of or by reason of any action that shall be taken or not taken by the Company for the purpose of complying with the foregoing provisions of this Article, or in reliance on any list or certificate which shall have been furnished to the Company by the Union under any such provisions.





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                             CHECK-OFF AUTHORIZATION
                        FOR INTERNATIONAL BROTHERHOOD OF
                          BOILERMAKERS, CEMENT DIVISION



I hereby authorize ______________________ (Name of Employer) to deduct from any wages earned or to be earned by me, as your employee, and assign to Local Lodge No. _______, of the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers, the sum of money determined by the Union in succeeding calendar weeks, beginning with the week next following thereof, until such weekly deductions shall total the sum of my Initiation or Reinstatement Fees, and thereafter the sum of money set by the Union per month in payment of my Membership Dues, in accordance with its Constitution and Bylaws, and became due to it as my Membership Dues in said Union.

This assignment, authorization and description shall be irrevocable for the period of one (1) year, or until the termination of the current Agreement between the Employer and the Union, whichever occurs sooner; and I agree and direct that this assignment, authorization and direction shall be automatically renewed and shall be irrevocable for successive periods of one (1) year each, or for the period each succeeding applicable Agreement between the Employer and the Union, whichever is shorter, unless written notice is given by me to the Employer and the Union not more than twenty (20) days and not less than ten (10) days prior to the expiration of each period of one (1) year, or of each applicable collective agreement between the Employer and the Union, whichever occurs sooner.


Executed as ___________ this _________ day of ________, 1991.





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ARTICLE V - MANAGEMENT RIGHTS

5.1 The Union recognizes that the management of the plant, river, and quarry operations, the direction of the working forces, including the right to hire, discipline for just cause, the right to make and change and enforce (after posting) rules for the maintenance of discipline and safety; the exclusive rights to determine partial or permanent discontinuance or shutdown of operations (the Company's only obligation when exercising this right is to bargain with the Union over the effects of that decision); the right to promote, or transfer employees; the right to transfer and relieve employees from duty because of lack of work or other legitimate reason, and the right to establish and change the working schedules and duties of employees are vested in the Company, except as otherwise provided in the Agreement. The listing of specific rights in this Agreement is not intended to be nor shall be considered restrictive of or a waiver of any of the rights of management not listed and not specifically surrendered herein, whether or not such rights have been exercised by the Company in the past.

ARTICLE VI - WAGES

6.1 It is agreed that for the duration of this Agreement, the wage groups and the rates of pay shall be those set in Schedule "A".

6.2 (1) All scheduled work beginning between 5:00 A.M. and 12:59 P.M. inclusive, shall be considered 1st shift work.

    (2) All scheduled work beginning between 1:00 P.M. and 8:59 P.M. inclusive, shall be considered 2nd shift work.

    (3) All scheduled work beginning between 9:00 P.M. and 4:59 A.M. inclusive, shall be considered 3rd shift work.

6.3 Each employee regularly scheduled to work on the 2nd shift shall be paid a premium of sixty cents ($.60) for all hours worked by him or her on that shift. Each employee regularly scheduled to work on the 3rd shift shall be paid seventy-five ($.75) for all hours worked by him or her on that shift. These premium rates do not apply to day workers even though they may work over into a premium pay shift. If, however, the day worker is scheduled to take the place of a regular scheduled shift worker, then the premium rate applies. Employees called out will receive the appropriate shift premium for hours worked prior to their normal shift.

6.4 All consecutive hours (exclusive of meal periods) worked by an employee who normally begins work at a time specified in the preceding paragraphs, shall be deemed to be worked by him or her on the shift on which he or she begins work.

6.5 All regular hours worked on Sunday, not compensated for by an overtime rate shall be paid for at one and one-quarter (1 1/4) times the rate for work being performed.




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ARTICLE VII - VACATIONS

7.1 Each employee meeting all the requirements of paragraph 7.2 of this Article shall be eligible for vacation in accordance with the following schedule:

         Continuous Service                          Vacation Weeks
         ------------------                          --------------

         1 Year of Service                           2 Weeks
         5 Years of Service                          3 Weeks
         10 Years of Service                         4 Weeks
         25 or more Years of Service                 5 Weeks

7.2 An employee must have been actively employed at some time during the calendar year to be eligible for vacation with pay during that calendar year. An employee shall receive a full vacation provided that such employee has actually worked at least one thousand two hundred (1,200) hours during the year preceding his or her most recent anniversary date. Employees who work less than one thousand two hundred (1,200) hours in the preceding year will receive their vacation pay prorata with one/twelfth of their vacation entitlement paid for every one hundred of hours of actual work performed. An employee shall be considered as having worked for the purpose of vacation eligibility on the basis of an eight (8) hour day and forty (40) hour week during absence from work because of a work related illness or injury for a period not to exceed four hundred (400) hours.

7.3 Vacations will not be cumulative, and the final right to allotment of vacation period is exclusively reserved to the Company in order to ensure the orderly operation of the plant. When requested vacation periods conflict, preference shall be given to the employee with the most plant seniority. In the event a paid holiday falls during an employee's vacation period, the employee shall receive holiday pay in addition to vacation pay.

7.4 The Company determines the number of employees by classification allowed on vacation on any given week. Management will schedule vacation in a fair and equitable manner. Vacation scheduling will begin on November 15th of the previous year and be concluded by December 15th. The final schedule will be posted by the Company no later than January 1st.

7.5 Vacation must be scheduled by week or weeks (a week is seven (7) calendar days). Employees may request vacation pay in lieu of the time off provided they produce a good and sufficient reason to the Company and it is mutually agreed by the Company and the Union.

7.6 Vacation pay will based on forty (40) hours for each week of entitlement at the employee's highest rate held for at least thirty (30) weeks in the previous calendar year.

7.7 Prime Months Vacation Scheduling.

    (1) Prime months for vacation scheduling are June, July, and August.




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    (2) Employees may request a vacation of up to two (2) consecutive weeks during prime months in their classification based on plant seniority. The Company will approve a vacation request provided there are openings in the schedule and it does not adversely affect the efficient operations of the plant or quarry.

    (3) Once all employees in a job classification have had an opportunity to request a prime month vacation provided there are openings and it does not adversely impact operations, the Company will consider second requests.

7.8 One (1) week of vacation can be taken one day at a time provided:

    (1) The employee makes a request at least seventy-two (72) hours in advance, and,

    (2) The request is granted by the Company.

    (3) Employee may use the above to cover a day of sickness provided the Company is notified as soon as possible but no later than 30 minutes before the start of the shift.

    It is the intent to arrange absences so that the Company will not incur penalties, and, as such, the Company reserves the right to disallow any request for a one day vacation.


ARTICLE VIII - JURY DUTY - WITNESS PAY

8.1 It is agreed that the Company shall make up the wage loss incurred by a regular employee (as distinguished from a probationary employee) because of jury service by payment of the difference between the amount received for such jury service on the day such employee would have been regularly scheduled to work and his or her regular rate of pay computed on the same basis as vacation pay. Any employee reporting for jury duty will not be required to work his or her regular shift that calendar day. The employee will be excused for the entire day without loss of pay. Hours spent on jury duty service and paid for hereunder shall be considered as time actually worked for the 40 hour overtime requirements. Further as outlined above, the Company shall make up the wage loss incurred by an employee when subpoenaed as a witness in an action when the employee or the Union or the Company are neither the plaintiff nor the defendant.

8.2 To receive pay from the Company under this provision, the employee must provide the Company with a statement signed by an official of the court certifying as to the employee's service as a juror or court witness or appearance in court for such purposes, the date or dates of attendance, and the compensation paid him or her exclusive of any transportation and/or subsistence allowance.




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ARTICLE IX - COPIES

9.1 The Labor Agreement and Summary Plan Descriptions for the Pension Plan, 401K, and Insurance Plan will be printed at Company expense. The Company will provide each member with a copy of the booklet.


ARTICLE X - GRIEVANCE PROCEDURE

10.1 Should differences arise during the term of this Agreement between the Company and the Union, or an individual employed by the Company, as to the meaning and application of the provisions of this Agreement, an earnest effort shall be made by the parties to settle such differences promptly and in the following manner:

    (1) STEP I. The complaint, within three (3) days of its occurrence, or the occurrence of the matter out of which the complaint arises, may be taken up by the employee involved, with or without Union representation, with his or her supervisor. The employee shall state the specific article(s) and paragraph(s) of the Contract that is alleged to have been violated in order for the grievance to be considered and processed.

    (2) STEP II. If no satisfactory settlement is reached in Step I, the matter shall be reduced to writing and presented to the Plant Manager within five (5) days from the date of the meeting with the supervisor. The employee shall state the specific article(s) and paragraph(s) of the Contract that is alleged to have been violated in order for the grievance to be considered and processed. At the time of presentation, or within five (5) days, the Plant Manager or his designee will meet with the grievance committee to hear and discuss the grievance. The Company shall answer the grievance in writing within five (5) days after said meeting.

    (3) STEP III. If no agreement is reached in Step II, the Committee may, within five (5) days of the receipt of the above answer, refer the matter to higher officials of the Company and the Union, who may attend a meeting to be held at a time mutually agreed to by the parties.

    (4) STEP IV. Any grievance not settled in Step III above may be referred to the Dispute Resolution Panel. This panel will consist of one (1) official of the International Union, one (1) official of the Corporate Human Resources Department, and one (1) individual mutually agreed upon by these two (2) officials. Notice to refer a grievance to the Dispute Resolution Panel shall be given in writing within fifteen (15) days after being notified of the decision rendered in Step III or the matter will be considered closed. Only one (1) grievance may be submitted to or be under review by the Dispute Resolution Panel at any one (1) time unless by prior mutual written consent of the parties. The Dispute Resolution Panel shall have no power to add to or subtract from or change, modify or amend any of the provisions of this Agreement. The decision rendered by the Dispute Resolution Panel will be final and binding upon the Union, the Company, the grievant, and all the




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employees covered by this Agreement. The Dispute Resolution Panel shall interpret and apply the terms of this Agreement; they shall not substitute their discretion and judgement for that of the Company. Disputes shall be settled by majority vote. The actual vote cast by each party shall not be revealed. It is expressly agreed that the Dispute Resolution Panel shall not have the authority to decide any matter involving the exercise of a right reserved to management under this Agreement. The expenses incident to the services of the third party, including the cost of the meeting room, etc. shall be shared equally by the Company and the Union.

10.2 Any grievance growing out of a discharge or suspension must be submitted in writing by the aggrieved employee directly to the Union and from the Union to the Director of Human Resources or Plant Manager within forty-eight (48) hours from the time the Union is notified in writing of the discharge or suspension or it will not be recognized and action taken shall be final.

10.3 The time limits referred to in the foregoing paragraphs exclude Saturdays, Sundays and holidays.

10.4 Any grievance not presented or appealed within the time limits provided, unless mutually agreed in writing to extend the time, shall be considered settled on the basis of the decision which was not appealed and shall be final and binding on the parties involved.

10.5 Grievances presented in any of the regular steps set forth and not answered within the specified time shall be considered as having been appealed to the next step of the grievance procedure.

10.6 The Company will schedule grievance meetings at mutually convenient times and the Union Grievance Committee as defined in Article 4.3 will not lose regularly scheduled pay for time spent in grievance meetings.


ARTICLE XI - NON-BARGAINING UNIT EMPLOYEES

11.1 It is understood and agreed that during the normal course of operations it may be necessary for non-bargaining unit employees to perform some bargaining unit work from time to time. Such work will be incidental to the normal duties of said non-bargaining unit employees, as long as such work does not permanently displace or replace a bargaining unit employee. Such work shall include work involving corrective action which must be performed expeditiously; instruction or training of employees; demonstration; inspection or testing of equipment; work of an emergency nature; and development work for new processes and/or procedures.

11.2 Temporary employees will be used to perform work that is incidental to the manufacturing of cement. This will include but not be limited to clean-up, janitorial duties, lawn and ground maintenance and short-term projects, etc. In addition, the parties recognize that temporary employees may be used for other assignments such as to address temporary surges in business, to




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facilitate the scheduling of permanent employees for training and development opportunities, to enhance the job security of permanent employees, etc. Temporary employees will not be permitted to work for the plant or the quarry more than 180 consecutive calendar days.

11.3 The Company will not expand beyond three (3) temporary employees without first notifying the Union committee in writing. Any new temporary employees added cannot be utilized for longer than 180 calendar days without mutual agreement between the parties.


ARTICLE XII - STRIKES AND LOCKOUTS

12.1 The Union agrees that there shall be no picketing or strikes by the Union or by its members, of any kind or degree whatsoever, or walkout, suspension of work, slowdowns, limiting of production, or any other interference or stoppage, total or partial, of the Company's operations for any reason whatsoever, such reasons including, but not limited to, unfair labor practices by the Company or any other Employer. It is further agreed that neither the Union or its members shall engage in the above prohibited conduct in support of picketing, strikes or any labor dispute actions engaged in by any other organization or person. In addition to any other recourse or remedy available to the Company for violation of the terms of this Article by the Union and/or any Union member, the Company may discharge or otherwise discipline any employee who authorizes, causes, engages in, sanctions, recognizes, or assists in any violation of this Article. The Company will not engage in any lockouts during the term of this Agreement.

ARTICLE XIII - HOLIDAYS

13.1 The Company recognizes the following nine (9) paid holidays per year: New Year's Day, Good Friday, Memorial Day, 4th of July, Labor Day, Thanksgiving, Day after Thanksgiving, Christmas Eve, and Christmas Day. Beginning with the calendar year 2002 an additional holiday will be observed on President's Day.

13.2 Holiday pay will be equal to eight (8) hours pay at the employee's straight time hourly rate. Such holiday pay will not be paid if the employee is absent from work on the holiday if scheduled to work on the holiday or if the employee is absent on the scheduled day preceding or following the holiday unless such absences are excused by Management. In no event shall a holiday be paid for unless an employee has also actually worked at least one (1) day during the fifteen (15) day period immediately preceding or immediately following the holiday. If a ten (10) hour shift employee is scheduled off for a holiday falling during his or her regular four (4) days of work, he or she will receive ten (10) hours of holiday pay.

13.3 If an employee is required to work on a holiday, he or she will receive eight (8) hours pay for the holiday (holiday pay) plus one and one-half (1-1/2) times the employee's regular hourly rate for the first eight (8) hours actually worked on the holiday. The employee will receive two and one-half (2-1/2) times the employee's regular hourly rate for hours worked in excess of eight (8) on the holiday.





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13.4 The eight (8) hours holiday pay shall be counted toward the calculation of overtime pay paid for working in excess of forty (40) hours per week.

13.5 Since the employee is receiving one and one-half (1-1/2) times the employee's regular hourly rate for hours actually worked on the holiday, such hours actually worked on the holiday shall not be counted toward the calculation of overtime pay received for working in excess of forty (40) hours per week.

13.6 When a holiday falls on Sunday, it will normally be observed on the following Monday.

ARTICLE XIV - SENIORITY

14.1 Seniority shall consist of an employee's length of continuous service with the Company since the employee's last day of hire at its facility located at Louisville and/or Battletown, Kentucky.

14.2 Each new employee shall be considered as a probationary employee for the first ninety (90) calendar days of full time employment after which the employee's seniority shall date back to his or her date of hire. There shall be no seniority among probationary employees. Such employees shall not have recourse to the grievance procedure of this Agreement and may be laid off or discharged as exclusively determined by the Company.

14.3 Seniority and the employment relationship shall be automatically terminated when an employee:

     1. is discharged;

     2. is terminated upon permanent shutdown of the Company's facilities;

     3. is laid off for a period of twenty-four (24) months or the length of his or her seniority as of his or her last day of work, whichever period is shorter;

     4. voluntarily quits which shall be deemed to include:

        a) failure to notify the Company of the employee's intention to return to work after layoff within three (3) working days, and to actually report to work within seven (7) working days (unless this latter period is extended in writing by the Company) after he or she has been notified by certified mail (either by delivery or attempted delivery) at his or her last address appearing on the Company's records to report to work;





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        b) an absence for two (2) consecutive scheduled work days without notifying the Company or reporting to work unless excused by Management in advance;

        c) the employee fails to return to work on the first regularly scheduled work day following the termination of any leave of absence or any other leave approved by the Company unless excused by Management.

     5. retires.

14.4 When a vacancy occurs for which a laid off employee is qualified, he or she will be given notice of recall at his or her last address as shown on Company records. The employee must notify the Company of the employee's intention to return to work after layoff within three (3) working days and must actually report to work within seven (7) working days after he or she has been notified. This may be extended for an additional seven (7) days if the employee has another job which requires a two (2) week resignation notice.

14.5 An employee on continuous absence due to disability shall accrue seniority and retain recall rights for a period not to exceed twenty-four (24) months. An employee absent because of disability shall only be returned to work after he or she is physically able to perform the job. However, should such an employee be declared totally and permanently disabled prior to twenty-four (24) months, such employee's name shall be removed from the payroll and a notice to this effect will be sent to his or her last address as shown on Company records.

14.6 Seniority lists agreed to by and between the Company and the Union shall be posted on the bulletin board as of May 1 and November 1 of each year. Corrections shall be made in the seniority lists when it is proved an employee is placed in the wrong position on said list, but all requests for corrections must be made within thirty (30) days from date of posting or the list shall be valid as posted. The Union will be given a copy of the seniority list.

14.7 All employees have the obligation to notify the Company of their current address and telephone number and immediately advise the Company of any changes.


ARTICLE XV - LAYOFF/RECALL

15.1 The Company recognizes that all employees shall retain the right to seniority preference in cases of layoffs and recall. The last employee hired shall be the first laid off and the last laid off the first rehired. Such preferences in the cases of layoffs and recall shall take into consideration the employee's ability to perform the available work and the efficient operations of the operation. It is recognized that, in periods where business conditions necessitate that the level of production be reduced to a point where only a minimum of employees is required, it shall be necessary, in some cases, to deviate from strict plant seniority in order that some positions be available to service and adjust the equipment when production requirements increase. In the event of a layoff which is scheduled to last five (5) or more days, the Company will layoff employees in Job Groups one (1) through four (4) by plant seniority. Any such employee who displaces the least senior person in a position must be qualified to perform in that position within a reasonable period of time not to exceed five (5) days of being placed on the job. If the Company does not layoff in accordance with seniority, the Company will meet with the Union to explain the reasons prior to the layoff.

15.2 In the event that an employee is displaced by the installation of mechanical equipment, change in production methods, the installation of new or larger equipment, the combining of jobs, the elimination of jobs, or by a more senior person, the employee may elect to exercise his or her plant seniority to displace the least senior person in a position the employee is qualified to perform within a reasonable period of time not to exceed thirty (30) days of being placed on the job.

15.3 In the event the Company determines it is necessary to permanently change the shift schedule or off days of an employee, the affected employee may exercise seniority to displace a less senior employee within the same classification.


ARTICLE XVI - JOB BIDDING

16.1 When the Company determines a permanent vacancy exists, other than a minimum pay job and it cannot be filled from senior employees within the same job classification, the Company will post a notice of such fact, such notice to remain posted for a period of five (5) days, not including Saturdays, Sundays, or holidays. Any employee on vacation during the posting period (not to exceed two (2) weeks) will have forty-eight (48) hours from the time the employee was scheduled to return from vacation to determine if any bids were posted during the vacation and to submit a job bid for consideration. This notice shall state rates of pay, hours, current shifts and off days, and job requirements. Employees who wish the job shall be considered in the manner provided herein in paragraph 16.2 and the successful applicant's name should the job be awarded, will be posted within fourteen (14) days after the bid is removed from the bulletin board, no more than thirty (30) days where testing is required. The successful bidder will be placed on the job as needed. If a successful bidder is not assigned to the job within ninety (90) days following the awarding of the bid, and the Company still intends to fill the job, the employee shall receive the applicable rate of the new job and any time accumulated after the awarding of the job bid shall be credited towards the progression schedule. If there are no qualified bidders, the Company may assign the least senior qualified employee who does not hold a bid job to the vacancy.

16.2 The following factors shall apply in the awarding of all jobs:

     (1) Qualifications of the Applicant (which shall include: ability to perform the work, aptitude, skills, experience, training for the job, score on the mechanical aptitude examination published by The Psychological Corporation, and attendance);

     (2) Physical ability to perform the essential functions of the job;

     (3) Experience gained through holding jobs under the bid system, outside schooling, as well as skills, knowledge, training and ability acquired by an employee prior to employment with the Company, will be given consideration in awarding jobs. Experience gained through temporary reassignments will not be given consideration in awarding jobs, except to qualify the senior bidder

     (4) In the event that the three previous criterion are equal the position will be filled by the most senior applicant.

    If the employee selected shall fail to qualify after a fair trial period, in the exclusive judgement of the Company he or she shall be returned to his or her former position and the next bidder shall be given consideration. No employee with a formal disciplinary action in the record within the last 12 months may be considered for promotion. A verbal warning shall not be considered a formal disciplinary action for this purpose. Employees may bid for a job below their current classification only once in a 36 month period.

16.3 Temporary Reassignment. An employee who is temporarily assigned by his or her supervisor to perform work of a higher paid job classification will be paid the rate of such higher job classification for time actually worked. An employee temporarily assigned by his or her supervisor to perform work in an equal or lower paid classification will be paid the base hourly wage rate of his or her permanent classification. When making temporary assignments from the laborer classification, the Company will upgrade the senior available employee who is not already upgraded from the classification.

16.4 In no event shall the Company be requested or required to post any job temporarily vacated by reason of vacations, illness, or injury. The Company, at its discretion, may create temporary jobs not to exceed one hundred twenty (120) work days, which may be extended by mutual agreement between the Company and the Union. Should the Company determine that any temporary job become permanent, the Company shall post the job as provided in this Article.

16.5 In the event that two (2) or more existing positions are combined, the affected employees in the classification will be assigned, if needed, in the new combined job by seniority and ability to perform the work. Any vacancies created by this action will be bid in accordance with Article 16.1.

ARTICLE XVII - INCAPACITATED EMPLOYEE

17.1 Any employee who becomes incapacitated and, on the basis of competent medical opinion, cannot perform the duties of his or her regular job may be placed in a vacant or other job by mutual agreement between the Local Management and the Local Union Committee providing the employee can perform the job within a reasonable training program. In placing an incapacitated employee under this provision, the Parties will take into consideration the fair placement of any employee who may be displaced by such assignment.

ARTICLE XVIII - WORKWEEK AND OVERTIME

18.1 During the life of this Agreement it is understood that the work day shall be twenty-four (24) hours commencing with the beginning of the employee's morning shift and the work week shall be seven (7) days beginning with the beginning of the morning shift on Monday. One and one-half (1-1/2) times the employee's regular hourly rate shall be paid for all hours worked in excess of forty (40) hours per week.

18.2 One and one-half (1-1/2) times the employee's regular hourly rate shall be paid for all hours worked in excess of eight (8) in a day and two (2) times the employees regular hourly rate shall be paid for all hours worked in excess of twelve (12) in a work day for employees scheduled to work a normal eight (8) hour day. One and one-half (1-1/2) times the employee's regular hourly rate shall be paid for all hours worked in excess of ten (10) in a day and two (2) times the employee's regular hourly rate shall be paid for all hours worked in excess of fourteen (14) in a work day for employees scheduled to work a normal ten (10) hour day. Daily overtime shall not be counted toward the calculation of overtime pay received for working in excess of forty (40) hours per week.

18.3 Callouts.

    (1) If an employee is called out after his or her regular shift and after leaving the plant, or on off days, he or she shall be paid a minimum of four (4) hours pay at one and one-half (1-1/2) times the employee's regular rate. However, such hours shall not be counted toward the calculation of overtime pay paid for working in excess of forty (40) hours per week.

    (2) If such employee is notified twelve (12) hours or more in advance of his or her shift, the four (4) hour minimum will not apply.

    (3) If an employee is called out within four (4) hours of his or her scheduled shift start, he or she shall receive a minimum of four (4) hours pay at one and one-half (1-1/2) times the employee's regular rate in addition to regular pay for scheduled hours worked.

18.4 Weekly manning schedule shall be posted no later than 10:00 A.M. on Fridays barring unforeseen circumstances outside the Company's control.

18.5 Employees who have not been notified of a schedule change after the Friday posting and who report to work shall be guaranteed a minimum of four (4) hours pay if no work is available. If an employee is assigned to work, he or she shall be scheduled a minimum of eight (8) hours of work during the work day. This provision shall not apply if failure to provide work is due to circumstances outside the Company's control such as but not limited to fire, flood, storm, major equipment failure, or utility failure. Every reasonable effort shall be made to notify employees in advance of their reporting to work.

18.6 Report Pay. If an employee shows up for work at his or her scheduled time and is not put to work (sent home for lack of available work) he or she shall receive four (4) hours pay. An employee who works will be paid for hours worked but not less than four (4) hours pay if sent home by the Company. This provision shall not apply if failure to provide work is due to circumstances outside the Company's control such as, but not limited to, fire, flood, storm, major equipment failure or utility failure.

18.7 The current Overtime Distribution Policy will be posted by the Company. This policy may be amended by a mutual agreement between the parties. The overtime list will be maintained by the Company. It is agreed that employees may not refuse to work mandatory overtime unless a reasonable excuse is given as determined by the company.


ARTICLE XIX - BEREAVEMENT LEAVE

19.1 When an employee who has completed the probationary period is absent from work to arrange for and/or attend the funeral of his or her parent, stepfather, stepmother, wife or husband, son or daughter, or stepchildren, brother, sister, grandfather, grandmother, grandchildren, father-in-law, mother-in-law, spouse's grandparents, spouse's brother, spouse's sister, the Company will pay up to the next three (3) scheduled work days (up to the next four (4) scheduled days off with pay if the employee is required to travel beyond a radius of five hundred
(500) miles), for eight (8) hours at the employee's regular hourly rate for each scheduled workday the employee is absent.

19.2 Funeral leave will be granted within seven (7) days of the death or service only for absences occurring on the employee's regularly scheduled workdays and will not apply to employees on layoff or other non-working status. Hours paid under this Article will be counted as hours worked for the purpose of computing overtime. To be eligible for benefit under the Article, the employee must supply reasonable documentary evidence of covered death, family relationship, and attendance at the funeral or service.

19.3 Employees who normally work a ten (10) hour, four (4) day work week will be compensated in accordance with paragraph 19.1 for up to ten (10) hours at the employee's regular hourly rate for each scheduled workday absent provided the employee would have worked ten (10) hours on those days of absence. The maximum funeral leave allowance for ten (10) hour shift employees will be thirty (30) hours of pay per bereavement.


ARTICLE XX - ANNUAL RESERVE TRAINING LEAVE

20.1 Employees who are members of organized reserve components of the Armed Forces, including the National Guard, will be allowed leave of absence annually for the purpose of attending required military training encampments or cruises. The Company will pay any employee who goes on such leave of absence the difference between the employee's straight time pay for up to (2) two weeks and the employee's military pay including longevity pay but excluding all allowances such as rent, subsistence, uniform and travel. Payment will be made when the employee returns from reserve training on presentation of satisfactory proof of the amount of pay received.


ARTICLE XXI - SAFETY AND HEALTH

21.1 A joint Safety and Health Committee shall be established consisting of members, appointed by the Company and the Union. The committee will consist of not more than four (4) members from the Union and four (4) members from the Company plus the Plant Manager or his representative. Meetings will be held regularly to address safety and health concerns and make recommendations to the Plant Manager.


ARTICLE XXII - BULLETIN BOARD

22.1 The Union agrees to post only notices concerning elections, meetings, reports and other official Union business and notices of social and recreational activities on the Company bulletin board. A copy of each notice will be supplied to the Plant Manager at the time of its posting. The Union agrees further that it will post no matter which is in the disinterest of the Company. However, notwithstanding the above, it is understood that the Company's decision concerning the use of the bulletin board shall be final.


ARTICLE XXIII - FURNISHING OF TOOLS

23.1 The Company shall furnish all special tools and equipment. Maintenance employees shall furnish their own tools; in case of breakage, loss, or worn out tools, the Company will replace or repair such tools. All breakage or loss shall be reported immediately to the Company.


ARTICLE XXIV - TRAINING COMMITTEE

24.1 A joint Union Management Training Committee will be established consisting of an equal number of representatives from the Union and the Management. Other representatives may be invited to participate in the meetings from time to time by mutual agreement as needed.

24.2 The purpose of the Committee will be to assist management by making recommendations as to the selections, evaluations and progression of employees in training and the overall successful administration of the plant training program. The Committee shall meet quarterly or otherwise as necessary to accomplish this objective.

24.3 A trainee will not be disqualified from the program without first being advised of and placed in a probationary status unless the trainee's conduct requires immediate removal. The Parties recognize it may be necessary to rotate shift assignments to enable employees to obtain the necessary work experience. Employees placed on probationary status shall not advance in pay.

ARTICLE XXV - OVERTIME LUNCH ALLOWANCE

25.1 Any employee who works more than ten (10) consecutive hours or twelve (12) consecutive hours for employees on ten (10) hour shifts where such overtime hours are unscheduled, shall be given a lunch allowance. Any employee called out who works more than four (4) consecutive hours outside his or her normal shift will receive a lunch allowance. No lunch allowance will be provided if such overtime hours are scheduled with twelve (12) hours advance notice. The lunch allowance will not exceed $7. Effective May 1, 2002 the lunch allowance will not exceed $8.


ARTICLE XXVI - BENEFIT PLANS

26.1 During the term of this Agreement the Company will provide employees with participation in the Southdown, Inc. Medical Plan, the Southdown, Inc. Group Dental Benefit Plan, the Southdown, Inc. Life Insurance and Accidental Death and Dismemberment Plan, the Southdown, Inc. Long Term Disability Plan, the Southdown, Inc. Pension Plan, the Southdown, Inc. Retirement Savings Plan, and the Southdown, Inc. Voluntary Life Insurance Plan, and continue said plans for the life of this Agreement unless the parties agree mutually to modify the provisions of these plans. Effective May 1, 1999, gainsharing earnings will be included as part of base pay for pension calculation purposes.

26.2 During the life of and for the term of this Agreement dated May 1, 1999, the Company will provide post retirement medical insurance coverage to all eligible employees covered under this bargaining unit who retire after having achieved age 62 with at least 15 years of company service. The provisions of this coverage will be the same as the benefits and eligibility requirements provided for in the Southdown Inc. Retiree Medical Insurance Plan which are subject to modification.

26.3     SICKNESS AND ACCIDENT BENEFITS

If an employee with at least one (1) year of service is absent from work due to disability, sickness and accident benefits are payable. The disability must prevent the employee from performing the duties of the job because of a non-occupational sickness or injury. This benefit is payable if confined to a hospital or home.

After a waiting period of three (3) work days, disability benefits are payable at a rate of twenty five dollars ($25) per day for the fourth and fifth work day of absence, then at a rate of fifty-five dollars ($55) per day for a maximum of five days per week. The waiting period will be waived if the employee is hospitalized as an in-patient and the daily benefits will be paid immediately at the fifty-five dollar ($55) rate. A disabled employee may receive weekly sickness and accident benefits during the period of disability not to exceed five (5) months. It is the employee's responsibility to make application for this benefit and the attending physician must document the nature of the disability and expected date of return to work.

No benefits shall be payable for the following:

        1. disability which you are not under the direct care of a licensed physician.

        2. sickness or injury which is purposefully self-inflicted while sane or insane.

        3.  disability due to an injury arising out of the course of employment.

        4. disability due to disease which benefits are payable under Worker's Compensation, Occupational Disease or similar law.

This benefit terminates upon retirement or upon termination of employment.

Any employee currently not participating in the long term disability (LTD) plan and who applies for LTD coverage no later than July 1, 1996 and is rejected or shows evidence of prior rejection, will be eligible for up to fifty two (52) weeks of sickness and accident benefits.

ARTICLE XXVII - TERMS OF AGREEMENT

27.1 After ratification by the members of the Local Union, this Agreement shall become effective and remain in force and effect and be binding upon the parties hereto from May 1, 1999, to and including April 30, 2004, and it shall continue to be in full force and effect thereafter from year to year until either party on or before February 28 of any year, beginning February 28, 2004, gives written notice to the other party of its desire or intention either to alter and modify or terminate the same. If such notice is given, the parties hereto shall begin negotiations not later than April 1 in such year.

    IN WITNESS WHEREOF, the Union has caused this Agreement to be executed in its name, after due authorization by a vote of a majority of its members, and the Company has caused it to be executed in its name, by its duly authorized representatives.

INTERNATIONAL BROTHERHOOD OF                   KOSMOS CEMENT COMPANY
BOILERMAKERS, CEMENT, LIME,
GYPSUM AND ALLIED WORKERS,
DIVISION LOCAL LODGE NO. D595



-----------------------                        ---------------------------------
By: J. C. Todd                                 By: Bernard M. Reuland


-----------------------                        ---------------------------------
By: Timothy E. McCoy                           By: Stuart E. Tomlinson


-----------------------                        ---------------------------------
By: David L. Swarens                           By: Steven K. Martin


-----------------------                        ---------------------------------
By: Gary W. Killen                             By: Paul J. Anderson


-----------------------
By: Patrick M. Granzow


-----------------------
By: William G. Bennett


-----------------------
By: Buddy Joe Singleton


-----------------------
By: James E. Pack


Signed this 1st day of May, 1999.              Signed this 1st day of May, 1999.

                           SCHEDULE A - PAY PROCEDURES

A1 - GAINSHARING: The employees will participate in a gainsharing program developed by the Company.

A2 - LEADPERSONS: Leadpersons may only be appointed at the sole discretion of management. They shall be paid $1.25 per hour in addition to their normal rate of pay while they are designated as leadpersons to perform certain quasi-supervisory tasks incidental to their normal hands-on work.

A3 - JOB GROUPINGS: The following positions shall be grouped together for pay purposes:

JOB GROUP ONE - GENERAL PLANT WORKER

Sweeper
Bobcat Operator
Laborer

*Not withstanding other provisions of this Agreement, this will be a bid job.

JOB GROUP TWO - UTILITY WORKER

River Watchman
Storeroom Attendant
Maintenance Lift Truck Driver
Shipper/Packer*/Loader
Root Catcher

*The Company will continue the current practice of providing an incentive to packhouse employees of $3/1,000 bags of product packed per day.

JOB GROUP THREE - MATERIAL HANDLERS

Quarry Lube Serviceman
Crusher Operator
Clay Feeder
Clay Dryer Operator
Drill Operator
Quarry Driver
Quarry Barge Loader
Quarry Front-end Loader
Material Handler
Quarry Dozer Operator
Quarry Road Maintenance

JOB GROUP FOUR - PROCESS/HEAVY EQUIPMENT

Process Attendant
Quarry Mobile Equipment Operator
Derrick Operator
Quarry Blaster

JOB GROUP FIVE - LABORATORY

Laboratory Technicians

JOB GROUP SIX - SKILLED REPAIRMAN

Mechanical Repairman*
Electrical Repairman*
Garage Mechanic

*Requires Department of Labor Journeyman's Certificate to achieve Journeyman's rate.

JOB GROUP SEVEN - INSTRUMENTS & CONTROL

Instrument Technician**
Control Room Operator
Machinist/Tool & Die Maker ***

**Must be Journeyman Electrical Repairman.
***Must be Journeyman Mechanical Repairman and requires Machinist Journeyman's Certificate to achieve Journeyman's rate.

A4 - PROGRESSION SCHEDULES: The following wage schedules reflect a fifty cent ($.50) increase effective 5/1/99 a forty-five cent ($.45) increase effective 5/1/00, a forty-five cent ($.45) increase effective 5/1/01, a fifty cent ($.50) increase effective 5/1/02, and a fifty cent ($.50) increase effective 5/1/03.

                             5/1/99     5/1/00     5/1/01     5/1/02     5/1/03
                            -------    -------    -------    -------    -------
JOB GROUP ONE

Starting Rate               $ 11.20    $ 11.65    $ 12.10    $ 12.60    $ 13.10
End of 6 Months Worked      $ 11.85    $ 12.30    $ 12.75    $ 13.25    $ 13.75

JOB GROUP TWO

Starting Rate               $ 11.85    $ 12.30    $ 12.75    $ 13.25    $ 13.75
End of 6 Months Worked      $ 12.75    $ 13.20    $ 13.65    $ 14.15    $ 14.65
End of 12 Months Worked     $ 13.70    $ 14.15    $ 14.60    $ 15.10    $ 15.60
End of 18 Months Worked     $ 14.00    $ 14.45    $ 14.90    $ 15.40    $ 15.90

JOB GROUP THREE

Starting Rate               $ 13.55    $ 14.00    $ 14.45    $ 14.95    $ 15.45
End of 6 Months Worked      $ 14.40    $ 14.85    $ 15.30    $ 15.80    $ 16.30
End of 12 Months Worked     $ 14.90    $ 15.35    $ 15.80    $ 16.30    $ 16.80
End of 18 Months Worked     $ 15.40    $ 15.85    $ 16.30    $ 16.80    $ 17.30

JOB GROUP FOUR

Starting Rate               $ 14.10    $ 14.55    $ 15.00    $ 15.50    $ 16.00
End of 6 Months Worked      $ 14.45    $ 14.90    $ 15.35    $ 15.85    $ 16.35
End of 12 Months Worked     $ 14.85    $ 15.30    $ 15.75    $ 16.25    $ 16.75
End of 18 Months Worked     $ 15.25    $ 15.70    $ 16.15    $ 16.65    $ 17.15
End of 24 Months Worked     $ 15.65    $ 16.10    $ 16.55    $ 17.05    $ 17.55
End of 30 Months Worked     $ 16.05    $ 16.50    $ 16.95    $ 17.45    $ 17.95
End of 36 Months Worked     $ 16.55    $ 17.00    $ 17.45    $ 17.95    $ 18.45

JOB GROUP FIVE

Starting Rate               $ 14.35    $ 14.80    $ 15.25    $ 15.75    $ 16.25
End of 6 Months Worked      $ 14.75    $ 15.20    $ 15.65    $ 16.15    $ 16.65
End of 12 Months Worked     $ 15.25    $ 15.70    $ 16.15    $ 16.65    $ 17.15
End of 18 Months Worked     $ 15.75    $ 16.20    $ 16.65    $ 17.15    $ 17.65
End of 24 Months Worked     $ 16.20    $ 16.65    $ 17.10    $ 17.60    $ 18.10
End of 30 Months Worked     $ 16.50    $ 16.95    $ 17.40    $ 17.90    $ 18.40
End of 36 Months Worked     $ 16.85    $ 17.30    $ 17.75    $ 18.25    $ 18.75
End of 42 Months Worked     $ 17.20    $ 17.65    $ 18.10    $ 18.60    $ 19.10

                             5/1/99     5/1/00     5/1/01     5/1/02     5/1/03
                            -------    -------    -------    -------    -------
JOB GROUP SIX

Starting Rate               $ 14.65    $ 15.10    $ 15.55    $ 16.05    $ 16.55
End of 6 Months Worked      $ 14.95    $ 15.40    $ 15.85    $ 16.35    $ 16.85
End of 12 Months Worked     $ 15.25    $ 15.70    $ 16.15    $ 16.65    $ 17.15
End of 18 Months Worked     $ 15.55    $ 16.00    $ 16.45    $ 16.95    $ 17.45
End of 24 Months Worked     $ 15.85    $ 16.30    $ 16.75    $ 17.25    $ 17.75
End of 30 Months Worked     $ 16.15    $ 16.60    $ 17.05    $ 17.55    $ 18.05
End of 36 Months Worked     $ 16.45    $ 16.90    $ 17.35    $ 17.85    $ 18.35
End of 42 Months Worked     $ 16.75    $ 17.20    $ 17.65    $ 18.15    $ 18.65
End of 48 Months Worked     $ 17.40    $ 17.85    $ 18.30    $ 18.80    $ 19.30

JOB GROUP SEVEN

Starting Rate               $ 17.40    $ 17.85    $ 18.30    $ 18.80    $ 19.30
End of 6 Months Worked      $ 17.60    $ 18.05    $ 18.50    $ 19.00    $ 19.50
End of 12 Months Worked     $ 17.75    $ 18.20    $ 18.65    $ 19.15    $ 19.65
End of 18 Months Worked     $ 17.90    $ 18.35    $ 18.80    $ 19.30    $ 19.80
End of 24 Months Worked     $ 18.10    $ 18.55    $ 19.00    $ 19.50    $ 20.00
End of 30 Months Worked     $ 18.25    $ 18.70    $ 19.15    $ 19.65    $ 20.15
End of 36 Months Worked     $ 18.45    $ 18.90    $ 19.35    $ 19.85    $ 20.35
End of 42 Months Worked     $ 18.60    $ 19.05    $ 19.50    $ 20.00    $ 20.50
End of 48 Months Worked     $ 18.80    $ 19.25    $ 19.70    $ 20.20    $ 20.70


Requires satisfactory progress in each 6 month period worked in above designated classifications.

                                                November 22, 1999





Mr. J. C. Todd
International Representative
International Brotherhood of Boilermakers
Cement, Lime, Gypsum and Allied Workers Division
80 Sweetbriar Trail
Fayetteville, GA  30215

Dear J. C.:

When bargaining unit employees are working side-by-side with outside contractors and there is a need to work overtime to continue or complete the job, the bargaining unit employees will be offered the overtime to work with the outside contractors provided they are qualified to perform the work.

                                                Sincerely,



                                                Bernard M. Reuland
                                                Director, Employee Relations

BMR:lav

cc:      S. E. Tomlinson
         P. J. McIntyre
         T. E. McCoy

                                                November 22, 1999


                                                LETTER OF UNDERSTANDING
                                                CURRENT PRACTICES


Mr. J. C. Todd
International Representative
International Brotherhood of Boilermakers
Cement, Lime, Gypsum and Allied Workers Division
80 Sweetbriar Trail
Fayetteville, GA  30215

Dear J. C.:

This will confirm our discussions during 1999 contract negotiations. The Company will continue our current policies regarding safety procedures, uniforms, and employee travel expenses at our Louisville and Quarry operations during the life of this Agreement for the following:

o Supply to employees personal protective safety equipment required by the Company such as hard hats, safety shoes not to exceed two (2) pairs per year up to $220 per year, hearing protection, safety glasses, and respirators. Effective May 1, 2002 the safety shoe allowance will not exceed $230 per year.

o License for reimbursement for blasting and welding certification as required by the Company.

o   Current uniform arrangements.

o Reasonable reimbursement for meals and other expenses while traveling on Company business.

                                                Sincerely,


                                                B. M. Reuland
                                                Director, Employee Relations

BMR:lav

cc:      T. E. McCoy
         P. J. McIntyre
         S. E. Tomlinson

                                              November 22, 1999



                                              SENIORITY PROVISIONS FOR SAME DATE
                                              HIRE AND PROSPECTIVE EMPLOYEES



Mr. J. C. Todd
International Representative
International Brotherhood of Boilermakers
Cement, Lime, Gypsum and Allied Workers Division
80 Sweetbriar Trail
Fayetteville, GA  30215

Dear J.C.:

Confirming our Agreement reached during the Kosmos negotiations in Louisville, Kentucky, the initial plant seniority roster as referenced in Article 14.6 of the Labor Agreement will be ranked in seniority order by the lottery system for current employees hired on the same date. This seniority roster will be used for prospective application of provisions in the Labor Agreement.

Prospective same date hires will be placed on the seniority list according to the date and time of their initial employment application.

                                              Sincerely,



                                              Bernard M. Reuland
                                              Director, Employee Relations

BMR:lav

cc:      T. E. McCoy
         P. J. McIntyre
         S. E. Tomlinson

                                                November 22, 1999

Mr. J. C. Todd
International Representative
International Brotherhood of Boilermakers
Cement, Lime, Gypsum and Allied Workers Division
80 Sweetbriar Trail
Fayetteville, GA  30215

Dear J. C.:

This will confirm our discussion during 1999 negotiations covering Louisville Operations regarding the Dispute Resolution Panel.

The Parties agree to select by mutual agreement three (3) impartial representatives who will be available to serve for the term of this Agreement for a reasonable fee when called upon to serve on the Panel. When necessary for the Panel to meet to resolve a grievance in accordance with Article 10.1(4), the Parties will mutually select one of these impartial representatives to serve on the Panel.

It is understood that following the discussions and hearing of the grievance, the Panel will determine the outcome of the grievance. The outcome of the grievance will be determined by majority vote of the Panel and communicated by a brief written description of the disposition of the grievance by the impartial representative. The individual vote of the Panel will not be disclosed, only the fact that a majority was reached. If additional information is needed prior to making a determination on the result of the grievance, it must be gathered and the decision will be made within three (3) working days. The Company or Union representatives may call upon various witnesses to be present at the hearing and the cost incurred or lost-time pay involved for the witness will be the responsibility of the Party calling the witness.

The Company or Union Representative may cancel the use of any third party representative with thirty (30) days notice to the other Party and another impartial representative will be selected in accordance with the above.

                                                Sincerely,


                                                Bernard M. Reuland
                                                Director, Employee Relations

BMR:lav

cc:      T. E. McCoy
         P. M. McIntyre
         S. E. Tomlinson

                                                November 22, 1999

                                                LETTER OF UNDERSTANDING

Mr. J. C. Todd
International Representative
International Brotherhood of Boilermakers
Cement, Lime, Gypsum and Allied Workers Division
80 Sweetbriar Trail
Fayetteville, GA  30215

Dear J.C.:

    At the request of either party, an employee discharge grievance may be appealed to arbitration. In the event the parties are unable to agree upon an Arbitrator within seven (7) days after arbitration is invoked, then they shall jointly petition the Federal Mediation and Conciliation Service, which shall submit a panel of seven (7) qualified arbitrators, and the parties shall select a single arbitrator from such panel. The arbitrator shall be appointed by mutual consent of the parties hereto. If the arbitrators included in this panel are unacceptable to either party, a second panel shall be requested from the Federal Mediation and Conciliation Service and a single arbitrator selected from this panel.

    Any grievance referred to arbitration shall be heard as soon as possibly and a decision rendered within thirty (30) days of the hearing or the date of the postmark of the post hearing briefs, provided the parties mutually agree to submit post hearing brief. The Arbitrator shall have no power to add or subtract from or change or modify or amend any provisions of this Agreement.

    The decision rendered by the Arbitrator will be final and binding upon the Union, the Company, the grievant, and all employees covered by this Agreement. The arbitrator selected pursuant to this Article shall interpret and apply the terms of this Agreement; he/she shall not substitute his/her discretion and judgement for that of the Company.

    It is expressly agreed that no arbitrator shall have the authority to decide any matter involving the exercise of a right reserved to management under this Agreement.

    Each party hereto shall pay the expense incurred in the presentation of its own case, and the expenses incident to the services of the Arbitrator, including the cost of the transcript and hearing room, shall be paid by the party requesting arbitration.

                                                Sincerely,


                                                Bernard M. Reuland
                                                Director, Employee Relations

BMR:lav

cc:      T. E. McCoy
         P. J. McIntyre
         S. E. Tomlinson

                                               November 22, 1999


                                               LETTER OF UNDERSTANDING - WORKING
                                               SPOUSE



Mr. J. C. Todd
International Representative
Cement, Lime, Gypsum, and Allied Workers Division
International Brotherhood of Boilermakers
80 Sweetbriar Trail
Fayetteville, GA  30215

Dear J. C.:

Pursuant to our discussions during the 1999 Kosmosdale Labor Contract negotiations, if an employee's spouse is eligible for health care coverage under another employer's group health plan, that spouse will not be eligible to participate in the Southdown Medical Plan. If the premium which the spouse is required to pay exceeds $30.00 per month for individual coverage under that plan, the Company will offset the cost in excess of $30.00 per month by reducing the employee" monthly contribution to the Southdown Plan. The offset will not be greater than the total monthly premium the employee is required to pay for the Southdown Plan. Affected employees will provide reasonable documentation to substantiate the cost of spousal coverage.

                                               Sincerely,



                                               Bernard M. Reuland
                                               Director, Employee Relations

BMR:lav

cc:      T. E. McCoy
         P. J. McIntyre
         S. E. Tomlinson

                                                November 22, 1999


                                                LETTER OF UNDERSTANDING -
                                                LEADPERSONS


Mr. J. C. Todd
International Representative
Cement, Lime, Gypsum, and Allied Workers Division
International Brotherhood of Boilermakers
80 Sweetbriar Trail
Fayetteville, GA  30215

Dear J.C.:

LEADPERSONS

The term "leadperson" as used herein refers to a job on which the employee has the responsibility of directing the work of a group of employees working side by side of the group directed. The direction generally consists of activities such as the following:

Plan work to be performed by the group.
Determine "on the job" working procedures.

1. Arrange for necessary tools, supplies, facilities and paperwork.

2. Relay instructions from the supervisor.

3. Report unsafe conditions to the supervisor.

Such activities do not include any disciplinary action nor mandatory overtime scheduling.

                                                Sincerely,


                                                Bernard M. Reuland
                                                Director, Employee Relations

BMR:lav

cc:      T. E. McCoy
         P. J. McIntyre
         S. E. Tomlinson

                                                November 22, 1999


                                                LETTER OF UNDERSTANDING
                                                TEMPORARY UPGRADES




Mr. J. C. Todd
International Representative
International Brotherhood of Boilermakers
Cement, Lime, Gypsum and Allied Workers Division
80 Sweetbriar Trail
Fayetteville, GA 30215

Dear J.C.:

This will confirm our discussions during 1999 contract negotiations.

Employees with Department of Labor Journeyman's Certificates that do not hold permanent positions in job classifications covered by the Journeyman's Certificate, shall receive the journeyman rate when temporarily upgraded to these job classifications.

Skilled Repairmen in progression shall receive the 42 month rate when working on outages for only the hours worked while employees outside the classification are temporarily upgraded to the 42 month rate and are working side by side with the outage crew. An outage for the purpose of this letter is defined as a period of time when the kiln is not producing clinker.

                                                Sincerely,



                                                Bernard M. Reuland
                                                Director, Employee Relations


BMR:lav

cc:      T. E. McCoy
         P. J. McIntyre
         S. E. Tomlinson